Exhibit 99.1

Digimarc Reports Third Quarter 2022 Financial Results

Beaverton, Ore. – November 3, 2022 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Results

Revenue for the third quarter of 2022 increased 22% to $7.8 million compared to $6.4 million in the third quarter of 2021. The increase in revenue primarily reflects the contribution of subscription and service revenue post acquisition from EVRYTHNG and $1.1 million of subscription revenue from a new commercial contract, partially offset by $0.6 million of lower subscription revenue as a result of sunsetting our Piracy Intelligence product and $0.4 million less service revenue due to the timing of HolyGrail recycling projects.

Gross profit for the third quarter of 2022 was essentially flat when compared to the third quarter of 2021 reflecting $1.0 million of amortization expense recognized on the developed technology intangible asset acquired in the EVRYTHNG acquisition and $0.2 million lower service gross profit due to higher costs, offset by the $1.2 million of gross profit contribution from higher subscription revenue.

Non-GAAP gross profit for the third quarter of 2022 increased 24% to $5.6 million compared to $4.5 million in the third quarter of 2021.

Operating expenses for the third quarter of 2022 increased 62% to $19.7 million compared to $12.2 million in the third quarter of 2021. The increase in operating expenses primarily reflects $4.2 million of operating expenses from EVRYTHNG post acquisition, $1.5 million of higher compensation costs due to annual compensation adjustments and higher headcount, and $1.4 million of severance costs incurred for organizational changes we made in the third quarter of 2022.

Non-GAAP operating expenses for the third quarter of 2022 increased $5.4 million to $15.5 million compared to $10.1 million in the third quarter of 2021.

Net loss for the third quarter of 2022 was $14.9 million or $(0.76) loss per common share compared to $2.9 million or $(0.17) loss per common share in the third quarter of 2021.

Non-GAAP net loss for the third quarter of 2022 was $9.3 million or $(0.47) loss per common share compared to $5.6 million or $(0.34) loss per common share in the third quarter of 2021.

At September 30, 2022, cash, cash equivalents, marketable securities totaled $56.4 million compared to $41.6 million at December 31, 2021.

Conference call

Digimarc will hold a conference call today (Thursday, November 3, 2022) to discuss these results and provide an update on market conditions and execution of strategy. CEO Riley McCormack, CFO Charles Beck and CLO Joel Meyer will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay here and in the investor section of the company's website. The conference call script will also be posted to the company's website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time:

Toll-Free Number: 877-407-0832
International Number: +1 201-689-8433
Conference ID: 13733096

If you have any difficulty connecting with the conference call, please contact Lara Burhenn.

Company contact:

Lara Burhenn

Director, Corporate Communications
Lara.Burhenn@digimarc.com

+1 503-469-4704

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a global leader in product digitization, delivering business value across industries through unique identifiers and cloud-based solutions. A trusted partner in deterring digital counterfeiting of global currency for more than 20 years, Digimarc reveals a product's journey to provide intelligence and promote a prosperous, safer, and more sustainable world. With Digimarc, you can finally see everything. And when you see everything, you can achieve anything. For more information, visit us at digimarc.com.

Forward-looking statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company's Form 10-K for the year ended December 31, 2021, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net loss, and Non-GAAP loss per common share (diluted). See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability.  Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.  Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Nine Month Information
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Revenue:
Service	$3,735	$3,932	$11,858	$11,507
Subscription	4,086	2,485	11,121	7,888
Total revenue	7,821	6,417	22,979	19,395
Cost of revenue:
Service (1)	1,602	1,630	5,177	4,715
Subscription (1)	1,006	567	2,934	1,892
Amortization expense on acquired intangible assets	1,048	—	3,362	—
Total cost of revenue	3,656	2,197	11,473	6,607
Gross profit
Service (1)	2,133	2,302	6,681	6,792
Subscription (1)	3,080	1,918	8,187	5,996
Amortization expense on acquired intangible assets	(1,048)	—	(3,362)	—
Total gross profit	4,165	4,220	11,506	12,788
Gross profit margin:
Total	53%	66%	50%	66%
Service (1)	57%	59%	56%	59%
Subscription (1)	75%	77%	74%	76%

Operating expenses:
Sales and marketing	7,684	4,647	23,702	15,865
Research, development and engineering	7,575	4,586	19,731	12,930
General and administrative	4,132	2,943	15,027	15,611
Amortization expense on acquired intangible assets	301	—	964	—
Impairment of lease right of use assets and leasehold improvements	—	—	574	—
Total operating expenses	19,692	12,176	59,998	44,406

Operating loss	(15,527)	(7,956)	(48,492)	(31,618)
Other income:
Gain on extinguishment of note payable	—	5,094	—	5,094
Refundable tax credit	376	—	878	—
Other income (loss)	247	(2)	336	26
Other income, net	623	5,092	1,214	5,120
Loss before income taxes	(14,904)	(2,864)	(47,278)	(26,498)
Provision for income taxes	(26)	(7)	(72)	(17)
Net loss	$(14,930)	$(2,871)	$(47,350)	$(26,515)

Loss per common share:
Loss per common share — basic	$(0.76)	$(0.17)	$(2.51)	$(1.61)
Loss per common share — diluted	$(0.76)	$(0.17)	$(2.51)	$(1.61)
Weighted average common shares outstanding — basic	19,721	16,520	18,877	16,428
Weighted average common shares outstanding — diluted	19,721	16,520	18,877	16,428

(1) Cost of revenue, Gross profit and Gross profit margin for Service and Subscription excludes amortization expense on acquired intangible assets.

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Nine Month Information
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
GAAP gross profit	$4,165	$4,220	$11,506	$12,788
Amortization of acquired intangible assets	1,048	—	3,362	—
Amortization and write-off of other intangible assets	145	145	430	431
Stock-based compensation	270	164	736	515
Non-GAAP gross profit	$5,628	$4,529	$16,034	$13,734
Non-GAAP gross profit margin	72%	71%	70%	71%

GAAP operating expenses	$19,692	$12,176	$59,998	$44,406
Depreciation and write-off of property and equipment	(316)	(334)	(1,036)	(1,051)
Amortization of acquired intangible assets	(301)	—	(964)	—
Amortization and write-off of other intangible assets	(4)	(35)	(63)	(94)
Amortization of lease right of use assets under operating leases	(248)	(124)	(768)	(364)
Stock-based compensation	(3,298)	(1,437)	(8,574)	(9,833)
Impairment of lease right of use assets and leasehold improvements	—	—	(574)	—
Acquisition-related expenses	—	(111)	(447)	(111)
Non-GAAP operating expenses	$15,525	$10,135	$47,572	$32,953

GAAP net loss	$(14,930)	$(2,871)	$(47,350)	$(26,515)
Total adjustments to gross profit	1,463	309	4,528	946
Total adjustments to operating expenses	4,167	2,041	12,426	11,453
Gain on extinguishment of note payable	-	(5,094)	-	(5,094)
Non-GAAP net loss	$(9,300)	$(5,615)	$(30,396)	$(19,210)

GAAP loss per common share (diluted)	$(0.76)	$(0.17)	$(2.51)	$(1.61)
Non-GAAP net loss	$(9,300)	$(5,615)	$(30,396)	$(19,210)
Non-GAAP loss per common share (diluted)	$(0.47)	$(0.34)	$(1.61)	$(1.17)

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents (1)	$40,355	$13,789
Marketable securities (1)	16,002	19,537
Trade accounts receivable, net	7,800	6,368
Loan receivable from related party	—	2,001
Other current assets	6,291	2,316
Total current assets	70,448	44,011
Marketable securities (1)	—	8,292
Property and equipment, net	2,633	2,875
Intangibles, net	34,032	6,611
Goodwill	6,401	1,114
Lease right of use assets	5,209	1,300
Other assets	1,198	673
Total assets	$119,921	$64,876

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$8,219	$4,727
Deferred revenue	4,727	2,989
Total current liabilities	12,946	7,716
Long-term lease liabilities	6,051	1,028
Other long-term liabilities	96	752
Total liabilities	19,093	9,496

Shareholders' equity:
Preferred stock	50	50
Common stock	20	17
Additional paid-in capital	361,055	261,324
Accumulated deficit	(253,361)	(206,011)
Accumulated other comprehensive income (loss)	(6,936)	—
Total shareholders' equity	100,828	55,380

Total liabilities and shareholders' equity	$119,921	$64,876

(1) Aggregate cash, cash equivalents, and marketable securities was $56,357 and $41,618 at September 30, 2022 and December 31, 2021, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Nine Month Information
	September 30,	September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(47,350)	$(26,515)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	1,036	1,051
Amortization of acquired intangible assets	4,326	—
Amortization and write-off of other intangible assets	493	525
Amortization of lease right of use assets under operating leases	768	364
Amortization of net premiums (discounts) on marketable securities	—	605
Gain on extinguishment of note payable	—	(5,032)
Stock-based compensation	9,310	10,348
Impairment of lease right of use assets and leasehold improvements	574	—
Changes in operating assets and liabilities:
Trade accounts receivable	(241)	(427)
Other current assets	(2,233)	(353)
Other assets	(611)	(54)
Accounts payable and other accrued liabilities	(2,153)	1,630
Deferred revenue	233	(847)
Lease liability and other long-term liabilities	(1,040)	242
Net cash used in operating activities	(36,888)	(18,463)

Cash flows from investing activities:
Net cash paid for acquisition	(3,512)	—
Purchase of property and equipment	(783)	(797)
Capitalized patent costs	(404)	(475)
Proceeds from maturities of marketable securities	17,498	72,141
Purchases of marketable securities	(5,873)	(42,049)
Net cash provided by investing activities	6,926	28,820

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	58,220	—
Purchase of common stock	(1,560)	(4,898)
Loan repayment	(32)	—
Net cash provided by (used in) financing activities	56,628	(4,898)
Effect of exchange rate on cash	(100)	—
Net increase in cash and cash equivalents (2)	$26,566	$5,459

Cash, cash equivalents and marketable securities at beginning of period	41,618	77,728
Cash, cash equivalents and marketable securities at end of period	56,357	52,490
(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$14,739	$(25,238)

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